Exhibit (8)(X)

FIFTH AMENDMENT TO FUND PARTICIPATION AND SERVICE AGREEMENT

This Amendment is entered into as of April 11 , 2013, by and among Teachers Insurance and Annuity Association of America (the “Insurance Company”) on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Exhibit A of the Agreement (as defined below) as may be amended from time to time (individually and collectively “Separate Accounts”), TIAA-CREF Individual & Institutional Services, LLC (“TC Services”, being a party only for the purpose of consenting to this Amendment), American Funds Distributors, Inc. (the “Distributor”), American Funds Service Company (the “Transfer Agent”), and Capital Research and Management Company (the “Adviser”) on behalf of each of the open-end investment companies, or series thereof for which Distributor, Transfer Agent and Adviser provide services (hereinafter called the “Funds” and, individually, a “Fund”). For purposes of this Amendment, Distributor, Transfer Agent and Adviser are together referred to as “You.”

RECITALS

WHEREAS, the parties entered into a Fund Participation and Service Agreement dated December 21, 2006, as amended (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, Distributor, Transfer Agent, Adviser and the Insurance Company hereby agree to amend the Agreement as follows:

1. Amendment.

Representations Related to the Commodity Exchange Act. Section 3 of the Agreement is amended to include the following:

3(d). You represent that the investment manager, with respect to the Fund(s) listed in Exhibit A of the Agreement that are available for investment by the investment accounts of TIAA Separate Account VA-3, has claimed an exclusion from the definition of “commodity pool operator” (“CPO”) under the Commodity Exchange Act (“CEA”) and the Commodity Futures Trading Commission (“CFTC”) rules promulgated thereunder, or is otherwise exempt from registration as a CPO, and therefore is not subject to regulation as a CPO. In addition, You represent that the investment manager to those Fund(s) is relying on an exclusion from the definition of “commodity trading advisor” (“CTA”) under the CEA and the CFTC rules promulgated thereunder, or is otherwise exempt from registration as a CTA, and therefore is not subject to regulation as a CTA. To the extent that the investment manager to the Fund(s) becomes no longer eligible, or actively takes steps so that it will no longer be eligible, to claim or rely on an exclusion from the definition of a CPO or CTA, or an exemption from registration as a CPO or CTA with respect to the Funds listed on Exhibit A, You agree to provide the Insurance Company with immediate notice, in writing, of such change in, or plans to change, regulatory status.

2. Recitals Incorporated; Definitions. The foregoing recitals are true and correct and by this reference are incorporated herein. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3. Continuing Provisions of the Agreement. Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

4. Counterpart Signatures. This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement. Facsimile signatures shall be as effective as manual signatures.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first above written.

AMERICAN FUNDS SERVICE COMPANY		TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, on behalf of itself and TIAA Separate Account VA-3

By:	/s/ Michael G. Krupc	By:	/s/ Jason Creel
Print Name:	Michael G. Krupc	Print Name:	Jason Creel
Title:	Vice President	Title:
Date:	4/4/13	Date:

CAPITAL RESEARCH AND MANAGEMENT COMPANY		TIAA-CREF INDIVIDUAL & INSTITUTIONAL SERVICES, LLC, for Purpose of consenting to this Amendment only

By:	/s/ Michael Downer	By:	/s/ Jason Creel
Print Name:	Michael Downer	Print Name:	Jason Creel
Title:	SVP & Secretary	Title:
Date:	4-11-2013	Date:

AMERICAN FUNDS DISTRIBUTORS, INC.

By:	/s/ Dean B. Rydquist
Print Name:	Dean B. Rydquist
Title:	Senior Vice President & CCO
Date:	April 11, 2013